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                                                                 EXHIBIT 23.4
                          CONSENT OF INVESTMENT BANKER



     We consent to the inclusion of our fairness opinion letter addressed to the Board of Directors of FF Bancorp, Inc. and the referencees to and summary of our fairness opinoin analysis in the Proxy Statement, which is part of the Registration Statement, and to the inclusion of our report of our fairness opinion analysis as an exhibit to the Registration Statement.


Louisville, Kentucky                         PROFESSIONAL BANK SERVICES, INC.

February 9, 1995                             By: s/ Christopher L. Hargrove
                                                 ----------------------------
                                                    Christopher L. Hargrove
                                                        Vice President